Exhibit 10.26.5

EXECUTION VERSION

DITECH AGENCY ADVANCE TRUST,
as Issuer
and
WELLS FARGO BANK, N.A.,
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary
and
DITECH FINANCIAL LLC,
as Administrator and as Servicer
and
CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,
as Administrative Agent
__________

SERIES 2018-VF1
INDENTURE SUPPLEMENT
Dated as of February 9, 2018, and effective as of February 12, 2018 to
INDENTURE
Dated as of February 9, 2018, and effective as of February 12, 2018
__________
ADVANCE RECEIVABLES BACKED NOTES,
SERIES 2018-VF1

TABLE OF CONTENTS

Schedules
Schedule 1 – Wiring Instructions

i

THIS SERIES 2018-VF1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of February 9, 2018, and effective as of February 12, 2018 (the “Effective Date”), is made by and among DITECH AGENCY ADVANCE TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), WELLS FARGO BANK, N.A., a New York banking corporation, as trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), DITECH FINANCIAL LLC (formerly known as Green Tree Servicing LLC), a Delaware limited liability company (“Ditech”), as Administrator on behalf of the Issuer (the “Administrator”) and as Servicer (the “Servicer”) under the Designated Servicing Agreements and CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a limited liability company organized in the State of Delaware (“Credit Suisse”), as Administrative Agent (as defined below). This Indenture Supplement relates to and is executed pursuant to that certain Indenture (as amended, supplemented, restated or otherwise modified from time to time, the “Base Indenture”) supplemented hereby, dated as of the date hereof, among the Issuer, the Servicer, the Administrator, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary and Credit Suisse, as Administrative Agent, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement being referred to as the “Indenture”).
Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.
PRELIMINARY STATEMENT
The Issuer has duly authorized the issuance of a Series of Notes, the Series 2018-VF1 Notes (as defined below). The parties are entering this Indenture Supplement to document the terms of the Series 2018-VF1 Notes that are being issued pursuant to the Base Indenture, which provide for the issuance of Notes in multiple series from time to time.
The Base Indenture and this Indenture Supplement shall become effective upon the Effective Date and shall not be effective for any period prior to the Effective Date solely as to Series 2018-VF1 Notes and shall not apply to any other Series issued under the Base Indenture.
In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 1.Creation of Series 2018-VF1 Notes.
Effective as of the Issuance Date, the Series 2018-VF1 Notes, are being issued pursuant to the Base Indenture and this Indenture Supplement, known as “Ditech Agency Advance Trust 2018-VF1 Advance Receivables Backed Notes, Series 2018-VF1 Notes.” (the “Series 2018-VF1 Variable Funding Notes” or the “Series 2018-VF1 Notes”). The Series 2018-VF1 Notes are not subordinated to any other Series of Notes. The Series 2018-VF1 Notes are being issued with the Initial Note Balances, Maximum VFN Principal Balances, Stated Maturity Date, Revolving Period, Note Interest Rates, Expected Repayment Date and other terms as specified in this Indenture Supplement. The Series 2018-VF1 Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee holds and shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2018-VF1 Notes and all other Series of Notes issued under the Base Indenture as described therein. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.
There are no Derivative Accounts, Derivative Collateral Accounts, Derivative Counterparties, Other Advance Rate Reduction Events, Note Rating Agencies, Other Advance Rate Reduction Event Cure Periods or Supplemental Credit Enhancement Agreements in respect of the Series 2018-VF1 Notes.
The Issuer shall use the proceeds of the initial VFN Draw under the Series 2018-VF1 Notes to defease and redeem the Existing Indenture and acquire the trust estate thereunder.
Section 2.    Defined Terms.
With respect to the Series 2018-VF1 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:
“90+ Day Delinquent Loan” has the meaning assigned to such term in the defined term “Market Value.”
“Adjusted EBITDA” means, for the Servicer, income (loss) before income taxes, plus amortization of servicing rights and other fair value adjustments, interest expense on corporate debt, depreciation and amortization, goodwill and intangible assets impairment, if any, a portion of the provision for curtailment expense, net of expected third-party recoveries, if applicable, share-based compensation expense or benefit, exit costs, estimated settlements and costs for certain legal and regulatory matters, fair value to cash adjustments for reverse loans, select other cash and non-cash adjustments primarily the net provision for the repurchase of loans sold, non-cash interest income, severance, gain or loss on extinguishment of corporate debt, interest income on unrestricted cash and cash equivalents, the net impact of the non-residual trusts, the provision for loan losses, residual trust cash flows, transaction and integration costs, servicing fee economics, and certain non-recurring costs, as applicable. Adjusted EBITDA includes both cash and non-cash gains from mortgage loan origination activities, and excludes the impact of fair value option accounting on certain assets and liabilities and includes cash generated from reverse mortgage origination activities for the period in which Servicer was originating reverse mortgages. Adjusted EBITDA may also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors a supplemental means of evaluating the Servicer’s operating performance.
“Adjusted Tangible Net Worth” means the Net Worth of Servicer minus (a) all intangible assets determined in accordance with GAAP (including goodwill and excluding originated and purchased mortgage servicing rights of Servicer) and (b) any and all advances to, investments in and receivables from Affiliates of Servicer.
“Administrative Agent” means, for so long as the Series 2018-VF1 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, each of Credit Suisse or any Affiliate or successor of the foregoing; and (ii) with respect to the provisions of the Base Indenture, and notwithstanding the terms and provisions of any other Indenture Supplement, Credit Suisse and such other parties as set forth in any other Indenture Supplement, or any respective Affiliate or any respective successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.
“Advance Rates” means, on any date of determination with respect to each Receivable related to the Series 2018-VF1 Notes, the percentage amount based on the Advance Type of such Receivable, as set forth in the tables below, subject to amendment by mutual agreement of the Administrative Agent and the Administrator:
(i)     that in no event shall the Weighted Average Advance Rate for the Series 2018-VF1 Notes exceed 90%;
(ii)     that the Advance Rate for any Receivable related to the Series 2018-VF1 Notes shall be zero if such Receivable is not a Facility Eligible Receivable; and
(iii)    on any date of determination and subject to clause (ii) above, the Advance Rate applicable to each Corporate Advance Receivable and Escrow Advance Receivable shall be the product of (a) the applicable Advance Rate listed in the table below multiplied by (b) 100% minus the arithmetic average of the Deficient Documentation Percentages provided in each of the three most recent reports delivered pursuant to Section 3.3(d) of the Base Indenture.
If additional Series of Notes are issued in the future, they will have separate Advance Rates and Collateral Values, and the Collateral Test will be calculated including the Invested Amounts for such additional Notes.

Freddie Mac Advances:

Series 2018-VF1 Notes
Advance Type
Delinquency Advances	90.00%
Non-Judicial Escrow Advances	90.00%
Judicial Escrow Advances	90.00%
Non-Judicial Corporate Advances	90.00%
Judicial Corporate Advances	90.00%
Fannie Mae Advances:
Series 2018-VF1 Notes
Advance Type
Delinquency Advances	90.00%
Non-Judicial Escrow Advances	90.00%
Judicial Escrow Advances	90.00%
Non-Judicial Corporate Advances	90.00%
Judicial Corporate Advances	90.00%
Delinquent MBS Mortgage Repurchase Advances	90.00%

“Advance Ratio” means, as of any date of determination with respect to any Designated Pool, the ratio (expressed as a percentage), calculated as of the last day of the calendar month immediately preceding the calendar month in which such date occurs, of (i) the related PSA Stressed Nonrecoverable Advance Amount on such date over (ii) the aggregate monthly scheduled principal and interest payments for the calendar month immediately preceding the calendar month in which such date occurs with respect to all non-delinquent Mortgage Loans in such Designated Pool, serviced pursuant to the related Designated Servicing Agreement.
“Aggregate Utilized Purchase Price” means, as of any date, the sum of (a) the Ditech Utilized Purchase Price, (b) the RMS Utilized Purchase Price, (c) the Indenture Utilized Purchase Price, and (d) the Private Label Indenture Utilized Purchase Price.
“Alternative Rate” means, on any date, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate on such date and (ii) the Federal Funds Effective Rate on such date plus 0.50%.
“Average 3 Month Utilization” for any three month period, the average of each month’s average Aggregate Utilized Purchase Price, which shall be calculated by:  (a) adding the sum of the Aggregate Utilized Purchase Price for each day of a month and dividing such sum by the number of days of such month (each a “Monthly Average”); (b) adding the Monthly Average of such three month period and (c) dividing such total by three (3).
“Barclays” means, Barclays Bank PLC.

“Barclays Note” means, the Series 2018-1 VFN Note issued to Barclays hereunder.
“Barclays Purchaser Group” has the meaning set forth in the Note Purchase Agreement.
“Base Indenture” has the meaning assigned to such term in the Preamble.
“Base Rate” means, on any date, the CS Base Rate, or if the CS Base Rate is unavailable, a rate equal to the Alternative Rate.
“Cash Equivalents” means (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of the Administrative Agent or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of the Administrative Agent or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A 1 or the equivalent thereof by S&P or P 1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by the Administrative Agent or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Change of Control” means the Limited Guarantor no longer owns directly or indirectly at least 50% of all stock and at least 50% of all voting stock of the Servicer.
“Coefficient” means, for the Series 2018-VF1 Notes, 0.08%.
“Constant” means, for the Series 2018-VF1 Notes, 1.00%.
“Corporate Trust Office” means with respect to the Series 2018-VF1 Notes, the principal corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Effective Date are located at (i) for Note transfer purposes, Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, 7th Floor, Minneapolis, Minnesota 55479, Attention: Client Manager, Ditech Agency Advance Trust, Series 2018-VF1, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, Ditech Agency Advance Trust, Series 2018-VF1, as well as CTSAdvanceTrustFacility@wellsfargo.com.
“Cost of Funds Rate” means, (a) with respect to Note Balances held by the Initial VFN Noteholders, the Base Rate, and (b) with respect to Note Balances held by any asset-backed commercial paper conduit, the “Cost of Funds Rate” approved by the Administrative Agent in the applicable instrument pursuant to which such Person purchases any such Note Balance as permitted under the Note Purchase Agreement.
“Cost of Funds Determination Date” means for each Interest Accrual Period, the second (2nd) Business Day prior to the commencement of such Interest Accrual Period.

“CP Conduit” has the meaning set forth in the Note Purchase Agreement.
“Credit Suisse” has the meaning assigned to such term in the Preamble.
“Credit Suisse Note” means, the Series 2018-1 VFN Note issued to Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch.
“Cross Default” means, the occurrence of any of the following: (A) Servicer, Limited Guarantor or any of their Affiliates shall be in default under (i) any Indebtedness, in the aggregate, in excess of $5,000,000 of Servicer, Limited Guarantor or of such Affiliate which default (1) involves the failure to pay (subject to any applicable cure period) a matured obligation, or (2) permits the acceleration (subject to any applicable cure period) of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness or (ii) any other contract or contracts, in the aggregate in excess of $5,000,000 to which Servicer, Limited Guarantor or such Affiliate is a party which default (1) involves the failure to pay (subject to any applicable cure period) a matured obligation, or (2) permits the acceleration (subject to any applicable cure period) of the maturity of obligations by any other party to or beneficiary of such contract, (B) there shall occur an “Event of Default” as defined in, and under, the RMS Repurchase Agreement, (C) there shall occur an “Event of Default” as such term is defined under the Ditech Repurchase Agreement or (D) there shall occur an “Event of Default” as such term is defined under the Private Label Indenture.
“CS Base Rate” means the “CS Base Rate” as identified on the Administrative Agent’s warehouse system from time to time.
“CS New York” means Credit Suisse AG, New York Branch.
“CS Purchaser Group” has the meaning set forth in the Note Purchase Agreement.
“Cumulative Interest Shortfall Amount Rate” means, with respect to the Series 2018-VF1 Notes, 3.00% per annum.
“Default Supplemental Fee” means for the Series 2018-VF1 Notes and each Payment Date during the Full Amortization Period), a fee equal to the product of:
(i)    the Default Supplemental Fee Rate multiplied by
(ii)    a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the date of the commencement of the Full Amortization Period) and the denominator of which equals 360, multiplied by
(iii)    the average daily Note Balance since the prior Payment Date of such 2018-VF1 Variable Funding Notes.
“Default Supplemental Fee Rate” means, with respect to the Series 2018-VF1 Notes, 2.00% per annum.
“Delinquent” means, for any Mortgage Loan, if any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is required to be paid and remains unpaid for more than 30 days.

“Ditech Repurchase Agreement” means that certain Amended and Restated Master Repurchase Agreement, dated as of November 18, 2016, among the Administrative Agent, Buyers (as defined therein) and Ditech Financial LLC, as a seller, as amended, restated, supplemented or otherwise modified from time to time.
“Ditech Utilized Purchase Price” means, as of any date, the aggregate outstanding Purchase Price (as defined in the Ditech Repurchase Agreement) of all Purchased Mortgage Loans (as defined in the Ditech Repurchase Agreement) subject to the Ditech Repurchase Agreement as of such date.
“Effective Date” has the meaning assigned to such term in the introductory paragraph.
“ERD Supplemental Fee” means, for the Series 2018-VF1 Notes and each Payment Date from and after the Expected Repayment Date, if such Notes have not been refinanced on or before the Expected Repayment Date for only such periods as such Notes are Outstanding and for so long as such Notes have a Note Balance greater than zero, a fee equal to the product of:

(A)	the ERD Supplemental Fee Rate multiplied by

(B)
a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the occurrence of such Expected Repayment Date) and the denominator of which equals 360, multiplied by

(C)	the average daily Note Balance since the prior Payment Date of such Series 2018-VF1 Notes.
“ERD Supplemental Fee Rate” means, with respect to the Series 2018-VF1 Notes, 1.00% per annum.
“Existing Indenture” means, collectively, that certain Indenture and Indenture Supplement, each dated as of November 30, 2017 and each among Green Tree Agency Advance Funding Trust I as Issuer, Wells Fargo Bank, N.A., Ditech and Administrative Agent, and all related documents executed in connection therewith.
“Expected Repayment Date” for the Series 2018-VF1 Notes means February 11, 2019.
“Expense Rate” means, as of any date of determination, with respect to the Series 2018-VF1 Notes, the percentage equivalent of a fraction, (i) the numerator of which equals the sum of (1) the product of the Series Allocation Percentage for such Series multiplied by the aggregate amount of Fees due and payable by the Issuer on the next succeeding Payment Date plus (2) the product of the Series Allocation Percentage for such Series multiplied by any expenses payable or reimbursable by the Issuer on the next succeeding Payment Date, up to the applicable Expense Limit, if any, prior to any payments to the Noteholders of the Series 2018-VF1 Notes, pursuant to the terms and provisions of this Indenture Supplement, the Base Indenture or any other Transaction Document that have been invoiced to the Indenture Trustee and the Administrator, plus (3) the aggregate amount of related Series Fees payable by the Issuer on the next succeeding Payment Date and (ii) the denominator of which equals the sum of the outstanding Note Balances of all Series 2018-VF1 Notes at the close of business on such date.
“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding business day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.
“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.
“Increased Costs” has the meaning assigned to such term in Section 9 hereto.
“Increased Costs Limit” means for each Noteholder of a Series 2018-VF1 Variable Funding Note, such Noteholder’s pro rata percentage (based on the Note Balance of such Noteholder’s Series 2018-VF1 Variable Funding Notes) of 0.10% of the average aggregate Note Balance for the Series 2018-VF1 Variable Funding Notes Outstanding for any twelve-month period.
“Indebtedness” means, for any Person at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) capital lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person evidenced by a note, bond, debenture or similar instrument.
“Indenture Utilized Purchase Price” means, as of any date, the aggregate outstanding Note Balance of the Series 2018-VF1 Notes as of such date.
“Initial Maximum Combined Purchase Price” means One Billion Nine Hundred Million Dollars ($1,900,000,000).
“Initial Note Balance” means, for any Note, the Note Balance of such Note upon issuance, or, in the case of the Series 2018-VF1 Notes, an amount determined by the Administrative Agent, the Issuer and the Administrator on the Issuance Date. For the avoidance of doubt, the requirement for minimum denominations in Section 6.2 of the Base Indenture shall not apply in the case of the Series 2018-VF1 Variable Funding Notes.
“Initial Payment Date” means February 15, 2018.

“Initial VFN Noteholders” means the CS Purchaser Group and the Barclays Purchaser Group, each as purchasers of the Series 2018-VF1 Notes under the Note Purchase Agreement, and their respective successors and assigns.
“Interest Accrual Period” means, for the Series 2018-VF1 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2018-VF1 Notes on any Payment Date shall be determined based on the Interest Day Count Convention.
“Interest Day Count Convention” means with respect the Series 2018-VF1 Notes, the actual number of days in the related Interest Accrual Period divided by 360 (or, if the Note Interest Rate is determined by reference to the Base Rate, 365 (or, in the case of any leap year, 366)).
“Interim Payment Date” means, subject to the notice provisions of Section 4.3 of the Base Indenture, with respect to the Series 2018-VF1 Notes, up to four dates each calendar month; provided that the Issuer provides the Noteholders of the Series 2018-VF1 Notes and the Indenture Trustee at least two (2) Business Days prior notice, or if any such date is not a Business Day, the next succeeding Business Day to the extent any such day occurs during the Revolving Period, and any other date otherwise agreed to between the Issuer and the Noteholders of the Series 2018-VF1 Notes. For the avoidance of doubt, no Interim Payment Date shall occur during the Full Amortization Period.
“Issuance Date” means February 12, 2018.
“Late VFN Note Balance Adjustment Request Fee Rate” means, with respect to the Series 2018-VF1 Notes, 0.00%.
“Lien” means any mortgage, deed of trust, lien, claim, pledge, charge, security interest or similar encumbrance.
“Limited Funding Date” means, subject to the notice provisions of the Base Indenture, any Business Day prior to the Full Amortization Period that is not a Payment Date or Interim Payment Date, which date is designated by the Administrator on behalf of the Issuer to the Indenture Trustee and the Administrative Agent in writing no later than 9:00 a.m. Eastern Time two (2) Business Days prior to such date; provided, that (i) the Administrator shall have delivered a Funding Certification in accordance with Section 4.3(a) of the Base Indenture for such date, (ii) no fundings may be made under a Variable Funding Note on such date and no payments on any Notes shall be made on such date, and (iii) no more than four (4) Limited Funding Dates may be designated by the Administrator on behalf of the Issuer in any calendar month without the consent of the Administrator, the Administrative Agent and the Indenture Trustee.
“Low Threshold Designated Pool” means a Designated Pool (i) with respect to which the underlying Mortgage Loans have an unpaid principal balance less than $10,000,000, or (ii) that relates to less than fifty (50) Mortgage Loans, in each case as of the end of the most recently concluded calendar month.
“Margin” means, for the Series 2018-VF1 Notes, 2.25% per annum.
“Master Administration Agreement” means that certain Master Administration Agreement, dated as of November 30, 2017, among the Administrative Agent, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch, Alpine Securitization Ltd, Barclays, Barclays

Capital, Inc., Ditech, RMS REO CS, LLC, RMS REO BRC, LLC, and Reverse Mortgage Solutions, Inc., as the same may be as amended, supplemented, restated or otherwise modified from time to time.
“Market Value” means, as of any date of determination with respect to a Mortgaged Property, the value of such property (determined by the Servicer in accordance with the Freddie Mac Guide or the Fannie Mae Guide, as applicable) or the appraised value of the Mortgaged Property obtained in connection with its origination, if no updated valuation has been required under the Freddie Mac Guide or the Fannie Mae Guide, as applicable; provided, that such value shall equal zero for a mortgage loan that was 90 or more days Delinquent (a “90+ Day Delinquent Loan”) and the related valuation is more than 210 days old.
“Market Value Ratio” means, as of any date of determination with respect to a Designated Pool, the ratio (expressed as a percentage) of (i) the aggregate Receivable Balances of all Facility Eligible Receivables related to such Designated Pool on such date over (ii) the aggregate Market Value of the Mortgaged Properties and REO Properties for the Mortgage Loans in such Designated Pool on such date.
“Maximum Combined Purchase Price” means the Initial Maximum Combined Purchase Price, as reduced pursuant to Section 18 of this Indenture Supplement.
“Maximum Committed Purchase Price” means the lesser of (i) Four Hundred Seventy Five Million Dollars ($475,000,000), and (ii) the Maximum Combined Purchase Price minus the Aggregate Utilized Purchase Price.
“Maximum VFN Principal Balance” means, at any time, the lesser of (i) the Maximum Committed Purchase Price and (ii) the amount that results from a permanent reduction pursuant to Section 4.3(b)(ii) of the Base Indenture.
“Monthly Payment” means, with respect to any Mortgage Loan, the monthly scheduled principal and interest payments required to be paid by the Mortgagor on any due date with respect to such Mortgage Loan.
“Monthly Reimbursement Rate” means, as of any date of determination, the arithmetic average of the fractions (expressed as percentages), determined for each of the three (3) most recently concluded calendar months, obtained by dividing (i) the aggregate Advance Reimbursement Amounts collected by the Servicer and deposited into the Trust Accounts during such calendar month (which shall include, for purposes of this definition, amounts deemed received on account of Credited Advance Funding, if any, during such calendar month, but only if no Delinquency Advances were deemed reimbursed by Credited Advance Funding amounts for the preceding calendar month) by (ii) the sum, on an aggregate basis, for each Freddie Mac Pool or Fannie Mae Pool, of the highest Receivable Balance of the related Receivables during such calendar month relating to Advances funded by the Servicer in respect of such Freddie Mac Pool or Fannie Mae Pool.
“Net Proceeds Coverage Percentage” means, for any Payment Date, the percentage equivalent of a fraction, (i) the numerator of which equals the amount of Collections on Receivables deposited into the Collection and Funding Account during the related Monthly Advance Collection Period (which shall include, for purposes of this definition, amounts deemed received on account of Credited Advance Funding, if any, during such Monthly Advance Collection Period, but only if no Delinquency Advances were deemed reimbursed by Credited Advance Funding amounts for the preceding Monthly Advance Period) and (ii) the denominator of which equals the aggregate average outstanding Note Balances of all Outstanding Notes during such Monthly Advance Collection Period.

“Net Worth” means, with respect to Servicer, an amount equal to, on a consolidated basis, Servicer’s stockholder equity (determined in accordance with GAAP).
“Non-Recourse Indebtedness” means an obligation for borrowed money secured by a lien on any property owned by a Person, with respect to which obligation the Person (other than any bankruptcy remote special purpose vehicle) has not assumed or become liable for the payment thereof.
“Note Interest Rate” means, with respect to any Interest Accrual Period for the Series 2018-VF1 Notes, the sum of (A) the Cost of Funds Rate for such Interest Accrual Period plus (B) the applicable Margin.
“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Issuance Date (as may be amended, restated or supplemented from time to time), by and among the Issuer, the Depositor, Credit Suisse First Boston Mortgage Capital LLC, as the Administrative Agent and the Initial VFN Noteholders, which relates to the purchase of the Series 2018-VF1 Notes specified therein.
“Note Rating Agency” None. There are no Note Rating Agencies rating any Outstanding Class of Notes.
“Prime Rate” means the rate announced by the Administrative Agent from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors.
“Private Label Indenture” means, that certain Indenture, dated as of the date hereof, by and among Ditech PLS Advance Trust II, as issuer, Wells Fargo Bank, N.A. as trustee, as calculation agent, as paying agent and as securities intermediary, Ditech Financial LLC, as administrator and as servicer, and Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, as the same may be as amended, supplemented, restated or otherwise modified from time to time.
“Private Label Indenture Utilized Purchase Price” means, as of any date, the aggregate outstanding Note Balance (as defined in the Private Label Indenture) of the “Series 2018-VF1 Variable Funding Notes” (as defined in the Private Label Indenture) as of such date.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“PSA Stressed Nonrecoverable Advance Amount” means, as of any date of determination and with respect to any Designated Pool, the sum of:
(i)    for all Mortgage Loans of such Designated Pool that are current as of such date, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Market Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and
(ii)    for all Mortgage Loans of such Designated Pool that are delinquent as of such date, but not related to property in foreclosure or REO Property, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Market Values for the

related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and
(iii)    for all Mortgage Loans of such Designated Pool that are related to properties in foreclosure, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Market Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and
(iv)    for all REO Properties of such Designated Pool, the greater of (A) zero and (B) the excess of (1) Total Advances related to such REO Properties on such date over (2) (x) in the case of REO Properties previously secured by a first lien Mortgage Loan, the product of 50% and the sum of all of the Market Values for such REO Properties or (y) in the case of REO Properties previously secured by a second or more junior lien Mortgage Loan, zero.
“Redemption Percentage” means, for the Series 2018-VF1 Notes, 10%.
“Reduced Utilization Trigger Event” occurs if the Average 3 Month Utilization is less than the product of (a) 75% and (b) the Maximum Combined Purchase Price then in effect.
“Reduction Trigger Date” means the date that is sixty (60) calendar days after the Effective Date.
“Reference Banks” has the meaning assigned to such term in Section 8 of this Indenture Supplement.
“Regulation RR” means Regulation RR (Credit Risk Retention) promulgated by the Securities and Exchange Commission to implement the credit risk retention requirements of Section 15G of the Exchange Act.
“Regulatory Change” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Noteholder (or, for purposes of Section 9(a)(3), by any lending office of such Noteholder or by such Noteholder’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof.
“Restricted Cash” means for any Person, any amount of cash of such Person that is contractually required to be set aside, segregated or otherwise reserved.
“RMS Repurchase Agreement” means that certain Second Amended and Restated Master Repurchase Agreement, dated as of the date hereof, among the Administrative Agent, Buyers (as defined therein), Barclays Bank PLC, Reverse Mortgage Solutions, Inc., RMS REO CS, LLC and RMS REO BRC, LLC, as amended, restated, supplemented or otherwise modified from time to time.
“RMS Utilized Purchase Price” means, as of any date, the aggregate outstanding Purchase Price (as defined in the RMS Repurchase Agreement) of all Purchased Assets (as defined in the RMS Repurchase Agreement) subject to the RMS Repurchase Agreement as of such date.
“Seller’s Interest” means, at any time, a “seller’s interest” as defined in, and calculated in accordance with, Regulation RR.

“Seller’s Interest Measurement Date” means each Payment Date (commencing with the Payment Date in February 2018), in any case, after giving effect to all payments and fundings described in the reports delivered in respect of the related Cost of Funds Rate Determination Date. The Seller’s Interest Measurement Date shall be deemed to be the monthly seller’s interest measurement date for purposes of Section 5(c)(4)(i) of Regulation RR.
“Series 2018-VF1 Note Balance” means the aggregate Note Balance of the Series 2018-VF1 Notes.
“Series Required Noteholders” means, for so long as the Series 2018-VF1 Variable Funding Notes are Outstanding, the Initial VFN Noteholders, and thereafter clause (a) of the definition of the “Series Required Noteholders” in the Base Indenture shall apply.
“Series Reserve Required Amount” means, as of any Payment Date, an amount equal to on any Payment Date or any Interim Payment Date four (4) months’ interest calculated at the applicable Note Interest Rate on the Note Balance of the Series 2018-VF1 Notes as of such Payment Date or Interim Payment Date, as the case may be.
“Stated Maturity Date” means, for the Series 2018-VF1 Variable Funding Notes, thirty (30) years (or the next Business Day if such date is not a Business Day) following the end of the related Revolving Period.
“Stressed Interest Rate” means, for the Series 2018-VF1 Notes as of any date the sum of (i) the sum of (x) the per annum index on the basis of which such Notes’ interest rate is determined for the current Interest Accrual Period, and (y) such Notes’ Constant and (z) the product of (I) such Notes’ Coefficient and (II) Stressed Time, plus (ii) the Margin.
“Stressed Time” means, as of any date of determination for the Series 2018-VF1 Notes, the percentage equivalent of a fraction, the numerator of which is one (1), and the denominator of which equals the related Stressed Time Percentage for such Notes multiplied by the Monthly Reimbursement Rate on such date.
“Stressed Time Percentage” means 82.54%.
“Target Amortization Amounts” means, for the Series 2018-VF1 Notes, (i) if the Series 2018-VF1 Notes is the only Series of Notes Outstanding when a Target Amortization Event occurs for the Series 2018-VF1 Notes, 100% of the Note Balance of such Notes at the close of business on the last day of its Revolving Period, payable on the first Payment Date following the occurrence of such Target Amortization Event, and (ii) if other Series of Notes are Outstanding when a Target Amortization Event occurs with respect to the Series 2018-VF1 Notes, an amount equal to 1/3 of the Outstanding VFN Principal Balance of such Notes at the close of business on the last day of its Revolving Period, payable on each of the first three Payment Dates following the occurrence of such Target Amortization Event; provided, however, if any other Series of Notes is issued with Target Amortization Amounts that are payable in fewer than three (3) months, the Target Amortization Amounts for the Series 2018-VF1 Notes shall be payable over such shorter period provided for such other Series of Notes; provided, however, regardless of whether another Target Amortization Event has previously occurred, if the Target Amortization Event described in clause (A) of the definition thereof occurs, the Target Amortization Amount shall equal the remaining Note Balance outstanding upon the occurrence of the Expected Repayment Date and is payable in full on such Expected Repayment Date, regardless of whether such Expected Repayment Date is a Payment Date or not.
“Target Amortization Event” for the Series 2018-VF1 Notes, means the earlier of (A) the related Expected Repayment Date for such Notes (the Target Amortization Period with respect to which,

notwithstanding the provisions of Section 4.12 of the Base Indenture to the contrary, shall commence automatically on the date specified in the definition of “Expected Repayment Date” in this Indenture Supplement) or (B) the occurrence of any of the following conditions or events, which is not waived by the Series Required Noteholders of the Series 2018-VF1 Notes:
(i)on any Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Payment Date and the two preceding Payment Dates is less than five times the percentage equivalent of a fraction (A) the numerator of which equals the accrued Interest Payment Amounts for the Series 2018-VF1 Notes on such date and (B) the denominator of which equals the aggregate average Note Balances of the Series 2018-VF1 Notes during the related Monthly Advance Collection Period;
(ii)the occurrence of one or more Servicer Termination Events, since the Effective Date, with respect to Designated Pools representing 15% or more (by Mortgage Loan balance as of the date of termination) of all Designated Pools (including those that have been the subject of a previous Servicer Termination Event) as of any date of determination;
(iii)the Monthly Reimbursement Rate is less than 5.00%;
(iv)following a Payment Date on which a draw is made on the Series 2018-VF1 Reserve Account, the amount on deposit in the Series 2018-VF1 Reserve Account is not increased back to the related Series Reserve Required Amount on or prior to the next Payment Date;
(v)the Servicer fails to maintain an Adjusted Tangible Net Worth as of the last day of any month of not less than $400,000,000;
(vi)the Servicer fails to maintain, at any time, cash (other than Restricted Cash) and Cash Equivalents in an amount not less than $30,000,000;
(vii)Servicer’s ratio of Warehouse Indebtedness (excluding Non-Recourse Indebtedness and excluding all Indebtedness that is not reflected on the Servicer’s financial statements) to Adjusted Tangible Net Worth shall not exceed 10:1;
(viii)the Servicer fails to (a) maintain a minimum Adjusted EBITDA for the Test Periods ending December 31, 2017 and March 31, 2018 of $5,000,000, (b) maintain a minimum pre-tax Net Income as determined in accordance with GAAP before (i) non-cash fair value changes related to mortgage servicing rights, (ii) impairments to goodwill and intangible assets, (iii) stock compensation expenses and (iv) non-cash fair value changes in the assets and liabilities related to the securitization trusts for the Test Periods ending June 30, 2018, September 30, 2018 and December 31, 2018 of $1 and (c) after December 31, 2018 maintain profitability as mutually agreed between the Servicer and the Administrative Agent;
(ix)the occurrence of a Change of Control;
(x)any failure by the Administrator to deliver any Determination Date Administrator Report pursuant to Section 3.2 of the Base Indenture which continues unremedied for a period of five (5) Business Days after a Responsible Officer of the Administrator shall have obtained actual knowledge of such failure, or shall have received written or electronic notice from the Indenture Trustee or any Noteholder of such failure;
(xi)the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator shall breach, or default in, in any material respect the due observance or performance of any of its covenants or agreements in this Indenture Supplement, the Base Indenture, or any other Transaction Document (subject to any cure period provided therein) and such default (x) would have an Adverse Effect on any Noteholder of any Series 2018-VF1 Notes and (y), other than an obligation of the Receivables Seller to make an Indemnity Payment following a breach of a representation or warranty with respect to such Receivable pursuant to Section 4(b) of the Receivables Sale Agreement or any payment default described in Section 8.1(a) of the Base Indenture, continues for a period of two (2) Business Days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator, as applicable, or (b) the date on which written or electronic notice of such failure, requiring the same to be remedied, shall have been given from the Indenture Trustee or any Noteholder to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator; provided, that a breach of Section 6(a) of the Receivables Sale Agreement, or Section 7(a) of the Receivables Pooling Agreement (prohibiting the Receivables Seller, the Servicer or the Depositor, as applicable, from causing or permitting Insolvency Proceedings with respect to the Depositor or the Issuer, as applicable) shall constitute an automatic Target Amortization Event;
(xii)any representation or warranty of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator made in this Indenture Supplement, the Base Indenture, or any other Transaction Document (other than under Section 4(b) of the Receivables Sale Agreement) proves to have been breached in any material respect as of the time when the same shall have been made or deemed made and such default (x) would have an Adverse Effect on any Noteholder of any Series 2018-VF1 Notes, and (y), if capable of remedy by payment of an Indemnity Payment or otherwise, continues uncured and unremedied for a period of five (5) days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator, as applicable, or (b) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator, as applicable;
(xiii)(a) a final judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall be rendered against the Depositor or the Issuer by one or more courts, administrative tribunals or other bodies having jurisdiction over them, or (b) a final judgment or judgments for the payment of money in excess of $15,000,000 in the aggregate shall be rendered against the Receivables Seller or the Administrator by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Receivables Seller or the Administrator, as applicable, shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal;
(xiv)any person shall be appointed as Independent Manager of the Depositor without prior notice having been given to and without the written acknowledgement by the Administrative Agent that such person conforms, to the satisfaction of the Administrative Agent in its reasonable discretion, to the criteria set forth in the Base Indenture in the definition of “Independent Manager”;
(xv)the occurrence of a Cross Default; or
(xvi)any Series or Class of Variable Funding Notes other than the Series 2018-VF1 Notes enters into a Target Amortization Period.
“Test Period” means any prior fiscal quarter.

“Total Advances” means, with respect to any Mortgage Loan or REO Property on any date of determination, the sum of all outstanding amounts of all outstanding Advances related to Facility Eligible Receivables funded by the Servicer out of its own funds or with respect to such Mortgage Loan or REO Property on such date.
“Transaction Documents” means, in addition to the documents set forth in the definition thereof in the Base Indenture, this Indenture Supplement and the Note Purchase Agreement, each as amended, supplemented, restated or otherwise modified from time to time.
“Trigger Advance Rate” means, for the Series 2018-VF1 Notes, as of any date, the rate equal to the greater of (x) zero and (y) (1) 100% minus (2) the product of (a) one twelfth of the Stressed Interest Rate for such Notes, plus the related Expense Rate as of such date, multiplied by (b) the related Stressed Time for such Notes as of such date.
“Undrawn Fee Rate” means, with respect to the Series 2018-VF1 Notes and for each Interest Accrual Period, 0.00% per annum.
“Warehouse Indebtedness” means Indebtedness of Servicer in connection with any repurchase, warehouse, gestation, early purchase or similar facility.
Section 3.    Forms of Series 2018-VF1 Notes.
The form of the Rule 144A Definitive Note that may be used to evidence the Series 2018-VF1 Variable Funding Notes in the circumstances described in Section 5.4(c) of the Base Indenture are attached to the Base Indenture as Exhibit A-2.
In addition to any provisions set forth in Section 6.5 of the Base Indenture, with respect to the Series 2018-VF1 Notes, any Noteholder of such Notes shall only transfer its beneficial interest therein to another potential investor in accordance with the Note Purchase Agreement. The Indenture Trustee (in all of its capacities) shall not be responsible to monitor, and shall not have any liability, for any such transfers of beneficial interests of participation interests.
For the avoidance of doubt, none of the Series 2018-VF1 Notes shall be Specified Notes as defined under the Base Indenture, and the Series 2018-VF1 Notes do not include “Retained Notes”.
Section 4.    Collateral Value Exclusions.
For purposes of calculating “Collateral Value” in respect of the Series 2018-VF1 Notes, the Collateral Value shall be zero for any Receivable that:
(i)    is attributable to any Designated Pool to the extent that the related Receivable Balance of such Receivable, when added to the aggregate Receivable Balances already outstanding with respect to such Designated Pool, would cause the related Advance Ratio to be equal to or greater than 100%;
(ii)    is not a Facility Eligible Receivable;
(iii)    is attributable to any Designated Pool to the extent that the related Receivable Balance of such Receivable, when added to the aggregate Receivable Balances already outstanding with respect to such Designated Pool, would cause the related Market Value Ratio to exceed 25%;

(iv)    is attributable to a Low Threshold Designated Pool;
(v)    is an Escrow Advance Receivable or Corporate Advance Receivable for which an initial claim for reimbursement has been filed with Fannie Mae or Freddie Mac, as applicable, and for which related reimbursement proceeds have not been received by the Servicer from either Fannie Mae or Freddie Mac, as the case may be, for more than 180 days following the final date under the Fannie Mae Guide or the Freddie Mac Guide, as applicable, on which a claim can be made therefor; or
(vi)    is a Facility Eligible Receivable (or a portion thereof) to the extent that the Administrative Agent has determined in its sole discretion that a change has occurred in the Freddie Mac Guide or the Fannie Mae Guide since the date hereof that materially and adversely affects the collectability thereof.
Section 5.    Administrative Agent Discretion.
(a)    Notwithstanding anything to the contrary contained herein, in the Base Indenture or any other Transaction Document, any provision herein or therein providing for the exercise of discretion by the Administrative Agent, including, but not limited to, approvals, satisfaction, acknowledgments, consents, votes or other rights exercisable by the Administrative Agent shall, subject to Sections 5(b) and 5(c) herein, also require the approval, satisfaction, acknowledgment, consent, vote or other exercise of rights of the Initial VFN Noteholders, and the Administrative Agent shall not act unless the Initial VFN Noteholders have affirmatively approved, satisfied, acknowledged, consented, voted or exercised such rights, as applicable.
(b)    With respect to any of the following, each of the Initial VFN Noteholders shall provide its affirmative or negative approval, satisfaction, acknowledgement, consent, vote or agreement to exercise such rights to the Administrative Agent within three (3) Business Days following notice from the Administrative Agent; provided that failure to provide any response to the Administrative Agent within the foregoing time period shall be deemed to be such Initial VFN Noteholder’s affirmative approval, satisfaction, acknowledgement, consent, affirmative vote or agreement to exercise such rights:
(i)    approval of any Designated Pool and its related Designated Servicing Agreement as set forth in clause (vii) of the definition of “Facility Eligible Pool” in the Base Indenture;
(ii)    consent required under clause (viii) of the definition of “Facility Eligible Pool” in the Base Indenture;
(iii)    consent required under clause (xi) of the definition of “Facility Eligible Receivable” in the Base Indenture;
(iv)    the addition or removal of Designated Servicing Agreements or Designated Pools pursuant to Section 2.1(c) of the Base Indenture;
(v)    consent required in connection with the Depositor’s sale, transfer, pledge or other disposition of the Owner Trust Certificate pursuant to Section 8.1(f) of the Base Indenture;
(vi)    consent to amendment of the Issuer’s Organizational Documents pursuant to Section 9.5(a) of the Base Indenture;

(vii)    consent to deviation from Servicing Standards pursuant to Section 10.2(j) of the Base Indenture;
(viii)    the determination as to whether a change has occurred in the Freddie Mac Guide or the Fannie Mae Guide since the date hereof that materially and adversely affects the collectability a Facility Eligible Receivable (or a portion thereof); and
(ix)    the amendment of this Indenture Supplement to facilitate tranching of the Notes as provided in Section 13(c) hereof.
(c)    In no event shall any Initial VFN Noteholder have any approval, satisfaction, acknowledgement, consent, voting or other right with respect to the Administrative Agent’s calculation of the Note Interest Rate as set forth in Section 8 hereof or the determination or calculation of the Alternative Rate, the Base Rate, the Cost of Funds Rate, the Federal Funds Effective Rate or the Prime Rate on any date of determination.
Section 6.    Series Reserve Account.
In accordance with the terms and provisions of this Section 6 and Section 4.6 of the Base Indenture, the Indenture Trustee has established and shall maintain a Series Reserve Account with respect to the Series 2018-VF1 Notes (the “Series 2018-VF1 Reserve Account”), which shall be an Eligible Account, for the benefit of the Series 2018-VF1 Noteholders. The Series Reserve Account with respect to the Series 2018-VF1 Notes is listed on Schedule 1 attached hereto.
Section 7.    Payments; Note Balance Increases; Early Maturity; Additional Funding Conditions.
(a)    Except as otherwise expressly set forth herein the Paying Agent shall make payments on the Series 2018-VF1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture.
(b)    The Paying Agent shall make payments of principal on the Series 2018-VF1 Variable Funding Notes on each Interim Payment Date and each Payment Date in accordance with Sections 4.4 and 4.5, respectively, of the Base Indenture (at the option of the Issuer in the case of requests during the Revolving Period for the Series 2018-VF1 Variable Funding Notes). The Note Balance of the Series 2018-VF1 Variable Funding Notes may be increased from time to time on certain Funding Dates in accordance with the terms and provisions of Section 4.3 of the Base Indenture, but not in excess of the related Maximum VFN Principal Balance.
(c)    For the avoidance of doubt, all VFN Draws made under the Series 2018-VF1 Variable Funding Notes in accordance with Section 4.3 of the Base Indenture shall be made pro rata among the Credit Suisse Notes and the Barclays Notes in accordance with their respective Pro Rata Portion as provided in the Note Purchase Agreement, and the allocation of “Additional Note Balances” (as such term is defined in the Note Purchase Agreement) or VFN Principal Balance increases to be funded by each such Noteholder (or purchaser) shall be determined accordingly.
(d)    Any payments of principal allocated to the Series 2018-VF1 Notes during a Full Amortization Period shall be applied to the Series 2018-VF1 Notes until their Note Balance has been reduced to zero.

(e)    The Issuer and the Administrative Agent hereby direct the Indenture Trustee to issue the Credit Suisse Notes in the name of “Credit Suisse AG, New York Branch as agent for the CS Purchaser Group” and the Barclays Notes in the name of “Barclays Bank PLC as agent for the Barclays Purchaser Group”. For the avoidance of doubt, CS New York shall hold the Credit Suisse Notes as agent on behalf of and for the benefit of the CS Purchaser Group, and Barclays shall hold the Barclays Notes as agent on behalf of and for the benefit of the Barclays Purchaser Group.
(f)    For the avoidance of doubt, the failure to pay any Target Amortization Amount when due, as described in the definition thereof, shall constitute an Event of Default.
(g)    Notwithstanding anything to the contrary in Section 4.3(b)(iii) of the Base Indenture, VFN Draws on any other Series of VFNs (other than the Series 2018-VF1 Variable Funding Notes) shall be made on a pro rata basis with the Series 2018-VF1 Notes. VFN Draws in respect of the Series 2018-VF1 Variable Funding Notes shall be made in accordance with the instructions provided in the related Funding Certification.
(h)    Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Issuer may, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, redeem in whole or in part, and/or terminate and cause retirement of any of the Series 2018-VF1 Variable Funding Notes at any time using proceeds of issuance of new Notes.
(i)    The Series 2018-VF1 Notes are subject to optional redemption in accordance with the terms of Section 13.1 of the Base Indenture.
(j)    It shall be an additional Funding Condition for increases in the VFN Principal Balance of the Series 2018-VF1 Notes that in the case of each and every Funding Date, (i) the Receivables Seller shall have complied in all material respects with the Risk Retention Letter; and (ii) the increase in the VFN Principal Balance does not cause any of the applicable Maximum VFN Principal Balances, the Maximum Committed Purchase Price, or the Maximum Combined Purchase Price to be exceeded.
Section 8.    Determination of Note Interest Rate.
(a)    At least one (1) Business Day prior to each Cost of Funds Rate Determination Date, the Administrative Agent shall calculate the Note Interest Rate for the related Interest Accrual Period (in the case of the Cost of Funds Rate as determined by the Administrative Agent in accordance with Section 8(b) below, as applicable) and the Interest Payment Amount for the Series 2018-VF1 Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.
(b)    On each Cost of Funds Rate Determination Date, the Administrative Agent will calculate the Cost of Funds Rate for the succeeding Interest Accrual Period for the Series 2018-VF1 Notes.
(c)    The establishment of the Cost of Funds Rate determined by the Administrative Agent, and the Administrative Agent’s subsequent calculation of the Note Interest Rate on the Series 2018-VF1 Variable Funding Notes for the relevant Interest Accrual Period, and the Interest Payment Amount for the Series 2018-VF1 Notes, in the absence of manifest error, will be final and binding.
Section 9.    Increased Costs.
(a)    If any Regulatory Change or other requirement of any law, rule, regulation or order applicable to a Noteholder of a Series 2018-VF1 Variable Funding Note (a “Requirement of Law”) or any change in the interpretation or application thereof or compliance by such Noteholder with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made or that becomes effective subsequent to the date hereof:
(1)    shall subject such Noteholder to any tax of any kind whatsoever with respect to its Series 2018-VF1 Variable Funding Note (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Noteholder as a result of any present or former connection between such Noteholder and the United States, other than any such connection arising solely from such Noteholder having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture Supplement or any U.S. federal withholding taxes imposed under Code sections 1471 through 1474 as of the date of this Indenture Supplement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereunder and any agreements entered into under section 1471(b) of the Code) or change the basis of taxation of payments to such Noteholder in respect thereof; or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Noteholder which is not otherwise included in the determination of the Note Interest Rate hereunder; or
(2)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or credit extended or participated by, or any other acquisition of funds by, any office of such Noteholder which is not otherwise included in the determination of the Note Interest Rate hereunder; or
(3)    shall have the effect of reducing the rate of return on such Noteholder’s capital or on the capital of such Noteholder’s holding company, if any, as a consequence of this Indenture Supplement, in the case of the Series 2018-VF1 Variable Funding Notes, the Note Purchase Agreement, or the Series 2018-VF1 Variable Funding Notes to a level below that which such Noteholder or such Noteholder’s holding company could have achieved but for such Requirements of Law (other than any Regulatory Change, Requirement of Law, interpretation or application thereof, request or directive with respect to taxes) (taking into consideration such Noteholder’s policies and the policies of such Noteholder’s holding company with respect to capital adequacy); or
(4)    shall impose on such Noteholder or the London interbank market any other condition, cost or expense (other than with respect to taxes) affecting this Indenture Supplement, in the case of the Series 2018-VF1 Variable Funding Notes, the Note Purchase Agreement or the Series 2018-VF1 Variable Funding Notes or any participation therein; or
(5)    shall impose on such Noteholder any other condition;
and the result of any of the foregoing is to increase the cost to such Noteholder, by an amount which such Noteholder deems to be material (collectively or individually, “Increased Costs”), of continuing to hold its Series 2018-VF1 Variable Funding Note, of maintaining its obligations with respect thereto, or to reduce any amount due or owing hereunder in respect thereof, or to reduce the amount of any sum received or receivable by such Noteholder (whether of principal, interest or any other amount) or (in the case of any change in a Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Noteholder or any Person controlling such Noteholder with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any Governmental or quasi-Governmental Authority made subsequent to the date hereof) shall have the effect of reducing the rate of return on such Noteholder’s or such controlling Person’s capital as a consequence of its obligations as a Noteholder of a Variable Funding Note to a level below that which such Noteholder or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Noteholder’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Noteholder to be material, then, in any such case, such Noteholder shall invoice the Administrator for such additional amount or amounts as calculated by such Noteholder in good faith as will compensate such Noteholder for such increased cost or reduced amount, and such invoiced amount shall be payable to such Noteholder on the Payment Date following the next Cost of Funds Rate Determination Date following such invoice, in accordance with Section 4.5(a)(1)(ii) or Section 4.5(a)(2)(iv) of the Base Indenture, as applicable; provided, however, that any amount of Increased Costs in excess of the Increased Costs Limit shall be payable to such Noteholder in accordance with Section 4.5(a)(1)(ix) or Section 4.5(a)(2)(iv) of the Base Indenture, as applicable.
(b)    Increased Costs payable under this Section 9 shall be payable on a Payment Date only to the extent invoiced to the Indenture Trustee prior to the related Cost of Funds Rate Determination Date.
Section 10.    Series Reports.
(a)    Series Calculation Agent Report. The Calculation Agent shall deliver a report of the following items together with each Calculation Agent Report pursuant to Section 3.1 of the Base Indenture to the extent received from the Servicer, with respect to the Series 2018-VF1 Notes:
(i)    the Advance Ratio for each Designated Pool, and whether the Advance Ratio for such Designated Pool exceeds 100%;
(ii)    the Market Value Ratio for each Designated Pool, and whether the Market Value Ratio for such Designated Pool exceeds 25%;
(iii)    a list of each Target Amortization Event for the Series 2018-VF1 Notes and presenting a yes or no answer beside each indicating whether each such Target Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date;
(iv)    whether any Receivable, or any portion of the Receivables, attributable to a Designated Pool, has a Collateral Value of zero by virtue of the definition of “Collateral Value” or Section 4 of this Indenture Supplement;
(v)    a calculation of the Net Proceeds Coverage Percentage in respect of each of the three preceding Monthly Advance Collection Periods (or each that has occurred since the date of this Indenture Supplement, if less than three), and the arithmetic average of the three;
(vi)    the Monthly Reimbursement Rate for the upcoming Payment Date or Interim Payment Date;

(vii)    whether any Target Amortization Amount that has become due and payable has been paid;
(viii)    the PSA Stressed Nonrecoverable Advance Amount for the upcoming Payment Date or Interim Payment Date;
(ix)    the Trigger Advance Rate for such Notes; and
(x)    the arithmetic average of the Deficient Documentation Percentages provided in each of the three most recent reports delivered pursuant to Section 3.3(d) of the Base Indenture.
In addition to the information provided in the above Calculation Agent Report, to the extent the following information is specifically provided to the Calculation Agent by the Servicer, the Calculation Agent shall promptly, upon written request to the Calculation Agent, provide in the Calculation Agent Report such other financial or non-financial information, documents, records or reports with respect to the Receivables or the condition or operations, financial or otherwise, of the Servicer. For the avoidance of doubt, the Calculation Agent shall not be responsible for reporting any written requests for reimbursement of Fannie Mae Advances submitted to Fannie Mae by the Servicer, the Administrative Agent or any other Person.
(b)    Series Payment Date Report. In conjunction with each Payment Date Report, the Indenture Trustee shall also report the Stressed Time Percentage.
(c)    Limitation on Indenture Trustee Duties. The Indenture Trustee, in any of its capacities, shall have no independent duty to verify the occurrence of any of the events described in clause (B) of the definition of “Target Amortization Event”.
Section 11.    Conditions Precedent Satisfied.
The Issuer hereby represents and warrants to the Noteholders of the Series 2018-VF1 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, including but not limited to those conditions precedent set forth in Section 6.10(b) and Article XII thereof, as applicable, have been satisfied or waived in accordance with the terms thereof.
Section 12.    Representations and Warranties; Covenants.
(a)    Restatement of Representations and Warranties. The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, the Effective Date and each other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture, and all of the representations and warranties set forth in the Note Purchase Agreement.
(b)    In addition, each of the Administrator and the Servicer hereby make the following representations and warranties for the benefit of the Indenture Trustee, as of the Effective Date and as of the date of each Grant of Receivables to the Indenture Trustee pursuant to the Base Indenture.
(i)    Ditech does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in the Base Indenture or any other Transaction Document.

(ii)    None of Ditech, the Depositor or the Issuer is in default (or, with respect to Ditech, subject to termination as servicer) under any material agreement, contract, instrument or indenture to which such Person is a party or by which it or its properties is or are bound (including without limitation, each Designated Servicing Agreement), or with respect to any order of any court, administrative agency, arbitrator or governmental body which should reasonably be expected to have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.
(c)    The Servicer hereby covenants and agrees that the Servicer and its subsidiaries taken as a whole shall not make any material change in its Core Business Activities unless permitted under the definition of “Core Business Activities” or otherwise consented to by the Administrative Agent in writing, such consent not to be unreasonably withheld. For purposes hereof, “Core Business Activities” means loan origination, loan servicing and collection activities and ancillary services directly related thereto (including, for example, the making of servicer advances and the financing of servicer advances), REO property management, collection of consumer receivables, bankruptcy assistance and solution activities, and the provision of technological support products and services related to the foregoing, any other activities conducted as of the Effective Date and business initiatives arising out of and related to any of the foregoing; provided, however, that the Servicer and its subsidiaries shall be specifically permitted to make material changes to its Core Business Activities insofar as these changes relate to originating, acquiring, securitizing, selling and/or servicing loans or other debt obligations, unless such change in Core Business Activities adversely affects the Servicer’s performance of, or ability to perform its obligations under any Transaction Document or Designated Servicing Agreement or adversely affects the interests of the Noteholders.
(d)    Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary represents and warrants that, as of the Effective Date, the Securities Intermediary has a physical office in the United States and is engaged in a business or other regular activity of maintaining securities accounts. The Securities Intermediary agrees that, at such time as this Indenture is amended, it shall notify the parties if it no longer maintains a physical office in the United States and is no longer engaged in a business or other regular activity of maintaining securities accounts. The Securities Intermediary represents and warrants that the there are no other “account agreements” (as defined in the Hague Securities Convention) with respect to the Trust Accounts other than the Base Indenture, as supplemented by the related Indenture Supplement (as applicable).
(e)    As permitted by Article 4 of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto designate, acknowledge and further agree that: (i) the Securities Intermediary is an “intermediary” (as defined in Article 1(1)(c) of the Hague Convention), (ii) the Base Indenture, as supplemented by the related Indenture Supplement with respect to any series-specific Trust Account, is an “account agreement” (as defined in Article 1(1)(e) of the Hague Convention) and the Base Indenture, as supplemented by the related Indenture Supplement with respect to any series-specific Trust Account, is the only such “account agreement” relating to the Trust Accounts, (iii) the Issuer is the “account holder” (as defined in Article 1(1)(d) of the Hague Convention) with respect to the Trust Accounts and (iv) the only law which is applicable to all of the issues specified in Article 2(1) of the Hague Convention is the law of the State of New York, which shall govern each such issue and each Trust Account.
Section 13.    Amendments.

(a)    Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of any Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer, and the Administrative Agent, upon delivery of an Issuer Tax Opinion if requested by the Administrative Agent and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment could not have a material Adverse Effect on any Outstanding Notes and is not reasonably expected to have a material Adverse Effect on the Noteholders of the Notes at any time in the future (unless such Officer’s Certificate is waived by the Administrative Agent), may amend this Indenture Supplement for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any other Transaction Document; or (ii) to amend any other provision of this Indenture Supplement.
(b)    Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders, supplement, amend or revise any term or provision of this Indenture Supplement.
(c)    Notwithstanding any provisions to the contrary herein or in the Base Indenture, a Noteholder shall have the right, exercisable in its sole discretion, to tranche its respective Series 2018-VF1 Notes into Classes following the initial issuance of the Series 2018-VF1 Notes without the consent of any other Noteholder or any other Person so long as such tranching does not affect the existing payment terms or aggregate available Fundings thereunder in respect of the initially-issued Notes or the allocation of payments and fundings among the Noteholders; provided that if such tranching requires this Indenture Supplement to be amended, the Series Required Noteholders, the Issuer, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent hereby agree to cooperate in good faith to so amend and shall not hinder, delay or condition their execution of any such amendment.
(d)    For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.
(e)    Notwithstanding any provisions to the contrary in the Receivables Pooling Agreement, the Receivables Sale Agreement shall not be amended without the consent of each Noteholder of the Series 2018-VF1 Notes.
Section 14.    Counterparts.
This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
Section 15.    Entire Agreement.
This Indenture Supplement, together with the Base Indenture incorporated herein by reference, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 16.    Limited Recourse.
Notwithstanding any other terms of this Indenture Supplement, the Series 2018-VF1 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2018-VF1 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2018-VF1 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2018-VF1 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts pursuant to this Agreement payable under the Series 2018-VF1 Notes or this Indenture Supplement. It is understood that the foregoing provisions of this Section 16 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2018-VF1 Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 16 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2018-VF1 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.
Notwithstanding any other provision of this Agreement, the parties hereto agree that no Noteholder that is a CP Conduit shall have any obligation to pay any amounts owing under this Agreement unless and until it has received cash pursuant to this Agreement sufficient to pay such amounts. The parties hereto agree that no amount owing hereunder (other than principal and interest) shall constitute a claim (as defined in Section 101 or Title 11 of the United States Bankruptcy Code or any similar law in another jurisdiction) against CS New York, in its capacity as agent for the CS Purchaser Group or any CP Conduit, and neither CS New York, in its capacity as agent for the CS Purchaser Group, nor any CP Conduit shall be required to pay such amounts, unless it has received cash sufficient pursuant to this Agreement to pay such amounts, and such amounts are not necessary to pay outstanding indebtedness of CS New York or such CP Conduit, as applicable. The provision of this paragraph shall survive the termination of this Agreement.
Section 17.    Owner Trustee Limitation of Liability.
It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or the other Transaction Documents.

Section 18.    Reduction of Maximum Combined Purchase Price.
Notwithstanding anything herein or in the Base Indenture to the contrary:
(i)    prior to the Reduction Trigger Date, the Maximum Combined Purchase Price may be reduced at the request of Administrative Agent and with the consent of the Administrator;
(ii)    on or after the Reduction Trigger Date, and upon the occurrence and continuation of a Reduced Utilization Trigger Event, the Maximum Combined Purchase Price shall be reduced to an amount equal to the product of (x) 125% and (y) the applicable Average 3 Month Utilization (provided, that, in no event shall such amount exceed the Initial Maximum Combined Purchase Price);
(iii)    within five (5) months following the Effective Date, Administrator may reduce the Maximum Combined Purchase Price upon advance written notice and mutual agreement with the Administrative Agent and in the minimum amount to be agreed without premium or penalty; and
(iv)    following the occurrence of an Event of Default, the Maximum Combined Purchase Price shall be reduced to zero ($0).
Section 19.    Assignment.
Notwithstanding anything to the contrary herein or in any other Transaction Document, the Transaction Documents are not assignable by Issuer, Ditech, Depositor or Limited Guarantor
Section 20.    Notices.

Any communication provided for or permitted hereunder or otherwise pursuant to the Base Indenture to the Administrative Agent shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid or overnight courier or if transmitted by facsimile or by email and confirmed in a writing delivered or mailed as aforesaid, to Credit Suisse First Boston Mortgage Capital LLC, c/o Credit Suisse Securities (USA) LLC, One Madison Avenue, 9th Floor, New York, NY 10010, Attention: Christopher Czako, email: christopher.czako@credit-suisse.com; or such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing. The parties hereto agree that, with respect to any communication delivered under any Transaction Document to the Receivables Seller, the Administrator, the Depositor, the Issuer, any Administrative Agent (as defined under clause (ii) of the definition hereof) or any Noteholder of a Series 2018-VF1 Note, a copy of such communication shall be delivered to the Administrative Agent as well.

Section 21.    Conditions Precedent to Effectiveness of this Indenture Supplement.

This Indenture Supplement shall become effective upon the latest to occur of the following:
a.the execution and delivery of this Indenture Supplement by all parties hereto; and
b.the delivery of an Issuer Tax Opinion.
Section 22.    U.S. Credit Risk Retention.

(a)    Ditech hereby represents, warrants and covenants to Credit Suisse and each of the Noteholders of the Series 2018-VF1 Notes, that, as of the date hereof and as of each Seller’s Interest Measurement Date, for so long as the Series 2018-VF1 Notes are outstanding Ditech will comply (either directly, or indirectly through a “wholly owned affiliate” (as defined in Regulation RR), and is the appropriate entity to comply, with all legal requirements imposed on the “sponsor” of a “securitization transaction” in accordance with Regulation RR.

(b)    Each of the Administrator and the Issuer further covenants and agrees that the Owner Trustee and Wells Fargo Bank, N.A., both individually and in its capacity as Indenture Trustee and in its capacity as Securities Intermediary, shall have no liability with respect to any determination as to the applicability or inapplicability of the Regulation RR or the scope of the duties and obligations of the Administrator or the Issuer thereunder. For the avoidance of doubt, Wells Fargo Bank, N.A. shall be entitled to its other rights and protections (including any rights to indemnification) set forth herein with respect thereto.

Section 23.    No Petition.
Each of the Indenture Trustee, the Administrative Agent, the Servicer and the Administrator, by entering into this Indenture, each Derivative Counterparty, each Supplemental Credit Enhancement Provider or Liquidity Provider, as applicable, by accepting its rights as a third party beneficiary hereunder, each Noteholder, by accepting a Note and each Note Owner by accepting a Note or a beneficial interest in a Note that it will not institute against any Administrative Agent or Noteholder that is a CP Conduit or join in any institution against any Administrative Agent or Noteholder that is a CP Conduit of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Derivative Counterparty, any Supplemental Credit Enhancement Agreement and any Liquidity Facility, in either case, for one year and one day after the latest maturing commercial paper note issued by the applicable CP Conduit is paid in full. The provision of this paragraph shall survive the termination of this Agreement.
Section 24.    Choice of Law.

THIS INDENTURE SUPPLEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS INDENTURE SUPPLEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

THE LAWS OF THE STATE OF NEW YORK ARE APPLICABLE TO ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE SECURITIES CONVENTION, THIS SECTION 24 OF THIS INDENTURE SUPPLEMENT AND SECTION 1.13 OF THE BASE INDENTURE MAY NOT BE AMENDED OR MODIFIED WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT AND THE INDENTURE TRUSTEE.

TO THE EXTENT THAT ANY TRUST ACCOUNT, OR ANY AGREEMENTS BETWEEN THE SECURITIES INTERMEDIARY AND WELLS FARGO BANK, N.A., AS INDENTURE TRUSTEE FOR DITECH AGENCY ADVANCE TRUST ADVANCE RECEIVABLES BACKED

NOTES WITH RESPECT TO ANY TRUST ACCOUNT ARE AT ANY TIME GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK, THE PARTIES HERETO DO NOT CONSENT TO THE NEW GOVERNING LAW FOR THE PURPOSES OF ARTICLE 7 OF THE HAGUE SECURITIES CONVENTION.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

DITECH AGENCY ADVANCE TRUST, as Issuer By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By: /s/ Dorri Costello Name: Dorri Costello Title: Vice President
WELLS FARGO BANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity
By: /s/ Graham M. Oglesby
Name: Graham M. Oglesby
       Title: Vice President

DITECH FINANCIAL LLC, as Administrator and as Servicer
By: /s/ Cheryl A. Collins Name: Cheryl A. Collins Title: Senior Vice President and Treasurer

[Ditech Agency Advance Trust, Series 2018-VF1 Notes - Signature Page to Indenture Supplement]

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent
By: /s/ Margaret Dellafera Name: Margaret Dellafera Title: Vice President

[Ditech Agency Advance Trust, Series 2018-VF1 Notes - Signature Page to Indenture Supplement]

SCHEDULE 1

WIRE INSTRUCTIONS

If to the Series 2018-VF1 Reserve Account:

Name of Bank:            Wells Fargo Bank, N.A.
ABA Number of Bank:        121000248
Name of Account:        Corporate Trust Clearing
Account Number at Bank:    397 077 1416

For Further Credit To:	49309007

If to the CS Purchaser Group:

Name of Bank:            Bank of New York
ABA Number of Bank:        021000018
Name of Account:        Alpine Securitization LTD
Account Number at Bank:    8901334871

If to the Barclays Purchaser Group:

Name of Bank:            Barclays Bank PLC
ABA Number of Bank:        026-002-574
Name of Account:        Sheffield 4(2) Funding Account
Account Number at Bank:    050-791-516

If to the Sinking Fund Account:

Name of Bank:            Wells Fargo Bank, N.A.
ABA Number of Bank:        121000248
Name of Account:        Corporate Trust Clearing
Account Number at Bank:    397 077 1416
For Further Credit To:         49309006

Schedule 1